CALLISTO PHARMACEUTICALS, INC.

PROXY FOR SPECIAL MEETING TO BE HELD ON JANUARY 3, 2013
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints, Gabriele M. Cerrone and Gary S. Jacob, and each of them, as proxies, each with full power of substitution, to represent and to vote all of the shares of common stock of Callisto Pharmaceuticals, Inc. (the "Company"), which the undersigned would be entitled to vote, at the Company's Special Meeting of Stockholders to be held on January 3, 2013 and at any adjournments thereof, subject to the directions indicated on this Proxy Card.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any postponements and adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.

IMPORTANT--This Proxy must be signed and dated below.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on January 3, 2013 at 1:00 p.m. local time at the Company's offices located at 420 Lexington Avenue, Suite 1609, New York, New York 10170. The proxy statement is available at www.pstvote.com/callisto2012.

THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!

Dear Stockholder:

We cordially invite you to attend the Special Meeting of Stockholders of Callisto Pharmaceuticals, Inc. to be held at Callisto's offices located at 420 Lexington Avenue, Suite 1609, New York, New York on Thursday, January 3, 2013 beginning at 1:00 p.m. local time.

Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Proposal to adopt and approve the Agreement and Plan of Merger, dated as of July 20, 2012, as amended October 15, 2012, by and between Synergy Pharmaceuticals, Inc. and Callisto Pharmaceuticals, Inc.

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

2. Proposal to consider and vote upon an adjournment of the meeting, if necessary, if a quorum is present, if there are not sufficient votes in favor of Proposal No. 1

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

Important: Please sign exactly as name appears on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.

Dated:________________, 201_

Signature ____________________________________

Name ____________________________________

Title ____________________________________

Voting Instructions

You may vote your proxy in the following ways:

- Via Internet:
  - Login to www.pstvote.com/callisto2012
  - Enter your control number (12 digit number located below)

- Via Mail:

  Philadelphia Stock Transfer, Inc.
  2320 Haverford Rd., Suite 230
  Ardmore, PA 19003

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on January 2, 2013.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.